UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2025

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended June 30, 2025, of $4,210,000, an increase of $1,238,000, or 41.7%, from the same period the prior year. Earnings per share for the second quarter of 2025 were $.89 compared to $.63 for the prior year second quarter. For the six months ended June 30, 2025, net income totaled $8,616,000, an increase of $2,851,000, or 49.5%, from the same period the prior year. Earnings per share were $1.83 for the first six months of 2025 versus $1.21 for the first six months of 2024. Return on average assets and return on average equity were 1.16% and 11.30%, respectively, for the first half of 2025, compared to .84% and 8.01%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “We continue to reap the benefits of last year’s decision to participate in the Ohio Homebuyer Plus Program as well as our continued focus on commercial and real estate lending. The strong growth in net income coupled with stable asset quality are essential pillars of our strategy to increase shareholder value.”

For the three months ended June 30, 2025, net interest income increased $2,572,000, and for the six months ended June 30, 2025, net interest income increased $4,522,000 from the same respective periods last year. These increases were related to the increase in both average earning assets and the net interest margin for the respective periods. For the six months ended June 30, 2025, average earning assets increased $122 million from the same period last year, led by the $99 million growth in average securities and the $60 million growth in average loans. The growth in average securities was related to the Company participating in a program offered by the Ohio Treasurer called Ohio Homebuyer Plus starting in the third quarter of 2024. As a participant in the program, the Company developed the Sweet Home Ohio deposit account to offer participants an above-market interest rate along with a deposit bonus to assist customers in achieving their home savings goals. For each Sweet Home Ohio account that was opened, the Company received a deposit from the Ohio Treasurer at a subsidized interest rate. At June 30, 2025, the balance of Sweet Home Ohio accounts totaled $8.4 million and the amount deposited by the Treasurer totaled $77 million. Since the Treasurer deposits are classified as public funds, which are required to be collateralized, the Company invested the funds in securities to be pledged as collateral to the Treasurer. The investment of these funds was the primary contributor to the increase in securities from the first half of 2024. The growth in average loans was related to the commercial real estate, commercial and industrial, and residential real estate lending segments. The growth in these segments was partially offset by a decrease in consumer loans, as this segment was deemphasized by the Company starting in 2024 to focus on more profitable portfolio segments. For the same period, the average balance of cash maintained at the Federal Reserve decreased $37 million to assist with funding loan growth and to generate a higher rate of return. Most of the growth in other funding sources occurred in NOW and money market accounts, which increased $103 million from the first half of 2024. A large portion of this growth was related to the Ohio Treasurer’s matching funds received for the Ohio Homebuyer Plus program. Based on the growth in these lower-cost deposits, the average growth in higher-cost certificates of deposit was limited to $6 million for the first half of 2025 versus the same period last year.

For the second quarter of 2025, the net interest margin was 4.17%, an increase from 3.74% for the second quarter of 2024. For the six months ended June 30, 2025, the net interest margin was 4.01%, an increase from 3.68% for the same period last year. The increase in the net interest margin was related to the yield on earning assets increasing, while the cost of funding sources decreased. The yield on earning assets improved in relation to the growth in higher yielding securities and loans, along with the recognition of a market discount on purchased loans totaling $817,000. The cost of funding sources decreased as the composition of funding sources shifted to lower cost deposit sources, such as, NOW and money market accounts. Furthermore, the average cost of certificates of deposit, the largest funding segment, decreased as higher costing certificates repriced to lower current market rates.

For the three months ended June 30, 2025, the provision for credit loss expense totaled $1,148,000, an increase of $967,000 from the same period last year. The quarterly provision for credit loss expense was primarily associated with the $58 million quarterly increase in loan balances, the quarter-to-date net charge-offs of $315,000, and the increase in modeled loss rates in relation to the regression in GDP and unemployment projections. For the six months ended June 30, 2025, the provision for credit losses was $1,564,000, an increase of $632,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with net charge-offs of $740,000, an increase in modeled loss rates due to the regression in the economic indicators mentioned above, and $39 million in loan growth. The ratio of nonperforming loans to total loans was .45% at June 30, 2025, compared to .46% at December 31, 2024, and .50% at June 30, 2024. The allowance for credit losses was .99% of total loans at June 30, 2025, compared to .95% at December 31, 2024, and .91% at June 30, 2024.

For the three and six months ended June 30, 2025, noninterest income increased $147,000 and $97,000, respectively, from the same periods last year. The increases were largely due to the interchange income earned on debit and credit cards, which increased $56,000 and $60,000 during the three and six months ended June 30, 2025, compared to the same periods from 2024, respectively.

For the three months ended June 30, 2025, noninterest expense totaled $11,049,000, an increase of $186,000 from the same period last year. For the six months ended June 30, 2025, noninterest expense totaled $21,867,000, an increase of $263,000, or only 1.2%, from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $8,000 as compared to the second quarter of 2024, and decreased $147,000 as compared to the first half of 2024. The year-to-date decrease was primarily related to the savings realized from the voluntary early retirement program implemented in 2024, which was partially offset by annual merit increases. Higher noninterest expense came primarily from data processing expense, which increased $181,000 during the second quarter of 2025, and $299,000 during the first half of 2025, compared to the same periods from 2024. Higher costs in this category were related to debit and credit card processing due to higher transaction volume and conversion costs for the Company’s new rewards platform. Further contributing to higher noninterest expense was marketing expense. For the three and six months ended June 30, 2025, marketing expense increased $58,000 and $112,000, respectively, from the same periods last year. The increase was primarily related to advertising and costs associated with supporting the communities we serve.

The Company’s total assets at June 30, 2025 were $1.510 billion, an increase of $7 million from December 31, 2024. Since December 31, 2024, loan balances increased $39 million, which was driven by strong second quarter loan growth of $58 million. The second quarter loan growth more than offset the $19 million decrease in loans that occurred in the first quarter that was primarily the result of a $31 million decrease in a warehouse line of credit extended to another mortgage lender. The paydown in the first quarter was a result of lower mortgage volume due to higher mortgage rates and the increase in the lead bank’s internal capacity in relation to a capital infusion. At June 30, 2025, the balance of this line of credit was $0, but may increase in future periods if mortgage volume increases and the funding needs of the lead bank changes. The growth in loans occurred mostly in the targeted areas of commercial real estate, commercial and industrial, and residential real estate. The growth in these segments was partially offset by a decrease in consumer loans, as this segment has been deemphasized by the Company due to profitability relative to other loan portfolio segments. The increase in loans was primarily funded by a $29 million decrease in funds maintained at the Federal Reserve. At June 30, 2025, shareholders’ equity increased $10.4 million from year end 2024. This was primarily from year-to-date net income of $8.6 million and an increase in accumulated other comprehensive income of $3.9 million, partially offset by cash dividends paid of $2.1 million.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 17 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes, tariffs and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
PER SHARE DATA
Earnings per share	$0.89	$0.63	$1.83	$1.21
Dividends per share	$0.23	$0.22	$0.45	$0.44
Book value per share	$34.12	$30.94	$34.12	$30.94
Dividend payout ratio (a)	25.74%	35.48%	24.61%	36.51%
Weighted average shares outstanding	4,711,001	4,740,073	4,711,001	4,762,923

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$195	$202
Dividends reinvested under
dividend reinvestment plan (c)	$330	$391	$712	$782

PERFORMANCE RATIOS
Return on average equity	10.79%	8.25%	11.30%	8.01%
Return on average assets	1.12%	0.86%	1.16%	0.84%
Net interest margin (d)	4.17%	3.74%	4.01%	3.68%
Efficiency ratio (e)	63.09%	73.37%	63.51%	72.41%
Average earning assets (in 000's)	$1,408,945	$1,300,720	$1,403,233	$1,280,968

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Six months ended
(in $000's)	June 30,		June 30,
	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$17,984	$16,130	$34,679	$31,380
Interest and dividends on securities	2,416	1,076	4,695	2,093
Interest on interest-bearing deposits with banks	639	1,446	1,465	2,863
Total interest income	21,039	18,652	40,839	36,336
Interest expense:
Deposits	5,988	6,102	12,121	12,001
Borrowings	516	587	1,043	1,182
Total interest expense	6,504	6,689	13,164	13,183
Net interest income	14,535	11,963	27,675	23,153
Provision for (recovery of) credit losses	1,148	181	1,564	932
Noninterest income:
Service charges on deposit accounts	723	731	1,443	1,456
Trust fees	100	101	203	205
Income from bank owned life insurance and
annuity assets	243	226	483	451
Mortgage banking income	40	40	77	79
Electronic refund check/deposit fees	135	135	675	675
Debit / credit card interchange income	1,279	1,223	2,428	2,368
Tax preparation fees	38	26	634	633
Other	290	219	551	530
Total noninterest income	2,848	2,701	6,494	6,397
Noninterest expense:
Salaries and employee benefits	6,194	6,186	12,206	12,353
Occupancy	493	537	1,014	1,006
Furniture and equipment	338	326	688	660
Professional fees	500	507	1,000	993
Marketing expense	279	221	558	446
FDIC insurance	164	161	347	309
Data processing	969	788	1,894	1,595
Software	587	541	1,128	1,162
Other	1,525	1,596	3,032	3,080
Total noninterest expense	11,049	10,863	21,867	21,604
Income before income taxes	5,186	3,620	10,738	7,014
Income taxes	976	648	2,122	1,249
NET INCOME	$4,210	$2,972	$8,616	$5,765

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	June 30,	December 31,
	2025	2024
ASSETS
Cash and noninterest-bearing deposits with banks	$16,805	$15,704
Interest-bearing deposits with banks	37,822	67,403
Total cash and cash equivalents	54,627	83,107
Securities available for sale	265,342	268,120
Securities held to maturity, net of allowance for credit losses of $1 in 2025 and 2024	6,493	7,049
Restricted investments in bank stocks	5,007	5,007
Total loans	1,101,267	1,061,825
Less: Allowance for credit losses	(10,856)	(10,088)
Net loans	1,090,411	1,051,737
Premises and equipment, net	20,842	21,229
Premises and equipment held for sale, net	497	507
Accrued interest receivable	4,941	4,805
Goodwill	7,319	7,319
Bank owned life insurance and annuity assets	42,416	42,048
Operating lease right-of-use asset, net	935	1,024
Deferred tax assets	6,065	7,218
Other assets	5,463	4,242
Total assets	$1,510,358	$1,503,412

LIABILITIES
Noninterest-bearing deposits	$331,373	$322,383
Interest-bearing deposits	945,389	952,795
Total deposits	1,276,762	1,275,178
Other borrowed funds	37,177	39,740
Subordinated debentures	8,500	8,500
Operating lease liability	935	1,024
Allowance for credit losses on off-balance sheet commitments	637	582
Other liabilities	25,587	28,060
Total liabilities	1,349,598	1,353,084

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
5,490,995 shares issued)	5,491	5,491
Additional paid-in capital	52,321	52,321
Retained earnings	128,188	121,693
Accumulated other comprehensive income (loss)	(6,547)	(10,484)
Treasury stock, at cost (779,994 shares)	(18,693)	(18,693)
Total shareholders' equity	160,760	150,328
Total liabilities and shareholders' equity	$1,510,358	$1,503,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	July 25, 2025	By:	/s/Larry E. Miller,II
Larry E. Miller, II President and Chief Executive Officer